UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1010 Railroad Street

Corona, California 92882

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, Hansen Natural Corporation (the "Company") delayed the filing of its Form 10-Q for the fiscal quarter ended September 30, 2006, and its Form 10-K for the fiscal year ended December 31, 2006, pending completion of an independent investigation into its stock option grant practices and procedures. The four-and-a-half-month investigation, which is substantially complete, has been conducted by a special committee of the Company's Board of Directors (the "Special Committee") assisted by independent legal counsel and forensic accountants engaged by the Special Committee.

On March 16, 2007, the Special Committee presented its report and findings to the Board of Directors, as announced by the Company on March 23, 2007.

The Special Committee reviewed all stock option grants from January 1, 2001 through November 13, 2006. In the course of its investigation, the Special Committee reviewed more than 1 million documents and emails and extensively interviewed numerous officers and directors, as well as other Company personnel. The Special Committee found no willful or intentional misconduct in connection with the granting or dating of, or the accounting for, stock options. The Special Committee also found that the late filing of certain Form 4 reports, as identified in a report issued last year by Glass Lewis & Co., did not indicate that option grants had been backdated. The Special Committee found no evidence raising concerns with the integrity of management and found that management and other company personnel interviewed in the course of the investigation were cooperative and credible.

The Special Committee found that during the time period covered by its review, there were inadequate internal accounting controls at the Company related to its stock option grant process, deficiencies in the process of documenting the approval of stock option grants, and some errors and potential errors with respect to the accounting for certain option grants. The Company and its independent auditors are reviewing the findings of the Special Committee and have not yet determined whether any adjustments are necessary or whether any prior financial statements will require restatement.

With respect to internal control and other issues in the Company's option granting process, the Special Committee found that new written option grant procedures that were adopted and implemented by the Company effective January 1, 2007 constitute "best practices." The Special Committee recommended certain additional remedial measures, all of which were adopted by the Board of Directors at its March 16, 2007 meeting.

The Company is working towards filing all delinquent periodic reports, and any restatements that may be required, within the period that the Nasdaq Listing Qualifications Panel has allowed for the Company to continue to be listed on The Nasdaq Capital Market.

A copy of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 - Press release dated March 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: March 23, 2007	/s/ Hilton H. Schlosberg

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Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer